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      AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE 104

                  Dated as of December 22, 1995

                             Between

       FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                 not in its individual capacity,
               except as expressly stated herein,
                  but solely as Owner Trustee,

                          Owner Trustee

                               and

                    WILMINGTON TRUST COMPANY,
                 not in its individual capacity,
               except as expressly stated herein,
                   but solely as Loan Trustee,

                          Loan Trustee


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                    EQUIPMENT NOTES COVERING
                   ONE BOEING 757-224 AIRCRAFT
              BEARING U.S. REGISTRATION MARK N17104
              LEASED BY CONTINENTAL AIRLINES, INC.

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                        TABLE OF CONTENTS

                                                             Page


GRANTING CLAUSE. . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . .  9

ARTICLE II          THE EQUIPMENT NOTES. . . . . . . . . . . .  9
     SECTION 2.01.  Form of Equipment Notes. . . . . . . . . .  9
     SECTION 2.02.  Issuance and Terms of Equipment Notes. . . 15
     SECTION 2.03.  Payments from Trust Indenture Estate
                    Only . . . . . . . . . . . . . . . . . . . 17
     SECTION 2.04.  Method of Payment. . . . . . . . . . . . . 19
     SECTION 2.05.  Application of Payments. . . . . . . . . . 21
     SECTION 2.06.  Termination of Interest in Trust
                    Indenture Estate . . . . . . . . . . . . . 21
     SECTION 2.07.  Registration, Transfer and Exchange of
                    Equipment Notes. . . . . . . . . . . . . . 22
     SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
                    Equipment Notes. . . . . . . . . . . . . . 23
     SECTION 2.09.  Payment of Expenses on Transfer;
                    Cancellation . . . . . . . . . . . . . . . 24
     SECTION 2.10.  Mandatory Redemptions of Equipment
                    Notes. . . . . . . . . . . . . . . . . . . 24
     SECTION 2.11.  Voluntary Redemptions of Equipment
                    Notes. . . . . . . . . . . . . . . . . . . 24
     SECTION 2.12.  Redemptions; Notice of Redemption. . . . . 25
     SECTION 2.13.  Revisions to Amortization Schedule . . . . 26
     SECTION 2.14.  Option to Purchase Equipment Notes . . . . 26
     SECTION 2.15.  Subordination. . . . . . . . . . . . . . . 27
     SECTION 2.16.  Purchase Upon Acceleration . . . . . . . . 28

ARTICLE III RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST INDENTURE ESTATE . . 29
     SECTION 3.01.  Basic Rent Distribution. . . . . . . . . . 29
     SECTION 3.02.  Event of Loss; Replacement; Voluntary
                    Termination; Optional Redemption . . . . . 31
     SECTION 3.03.  Payments After Event of Default. . . . . . 32
     SECTION 3.04.  Certain Payments . . . . . . . . . . . . . 35
     SECTION 3.05.  Other Payments . . . . . . . . . . . . . . 35
     SECTION 3.06.  Payments to Owner Trustee. . . . . . . . . 36

ARTICLE IV     COVENANTS OF OWNER TRUSTEE; EVENTS OF DEFAULT;
               REMEDIES OF LOAN TRUSTEE. . . . . . . . . . . . 37
     SECTION 4.01.  Covenants of Owner Trustee . . . . . . . . 37
     SECTION 4.02.  Event of Default . . . . . . . . . . . . . 38
     SECTION 4.03.  Certain Rights . . . . . . . . . . . . . . 40
     SECTION 4.04.  Remedies . . . . . . . . . . . . . . . . . 42
     SECTION 4.05.  Return of Aircraft, Etc. . . . . . . . . . 45
     SECTION 4.06.  Remedies Cumulative. . . . . . . . . . . . 46
     SECTION 4.07.  Discontinuance of Proceedings. . . . . . . 46
     SECTION 4.08.  Waiver of Past Defaults. . . . . . . . . . 46
     SECTION 4.09.  Appointment of Receiver. . . . . . . . . . 47
     SECTION 4.10.  Loan Trustee Authorized to Execute Bills
                    of Sale, Etc.. . . . . . . . . . . . . . . 47
     SECTION 4.11.  Rights of Note Holders to Receive
                    Payment. . . . . . . . . . . . . . . . . . 47

ARTICLE V      DUTIES OF THE LOAN TRUSTEE. . . . . . . . . . . 48
     SECTION 5.01.  Notice of Event of Default . . . . . . . . 48
     SECTION 5.02.  Action upon Instructions; Certain Rights
                    and Limitations. . . . . . . . . . . . . . 48
     SECTION 5.03.  Indemnification. . . . . . . . . . . . . . 51
     SECTION 5.04.  No Duties Except as Specified in Trust
                    Indenture or Instructions. . . . . . . . . 51
     SECTION 5.05.  No Action Except Under Lease, Trust
                    Indenture or Instructions. . . . . . . . . 52
     SECTION 5.06.  Replacement Airframes and Replacement
                    Engines. . . . . . . . . . . . . . . . . . 52
     SECTION 5.07.  Indenture Supplements for Replacements . . 52
     SECTION 5.08.  Effect of Replacement. . . . . . . . . . . 53
     SECTION 5.09.  Investment of Amounts Held by Loan
                    Trustee. . . . . . . . . . . . . . . . . . 53

ARTICLE VI     THE OWNER TRUSTEE AND THE LOAN TRUSTEE. . . . . 53
     SECTION 6.01.  Acceptance of Trusts and Duties. . . . . . 53
     SECTION 6.02.  Absence of Duties. . . . . . . . . . . . . 54
     SECTION 6.03.  No Representations or Warranties as to
                    Aircraft or Documents. . . . . . . . . . . 54
     SECTION 6.04.  No Segregation of Monies; No Interest. . . 55
     SECTION 6.05.  Reliance; Agreements; Advice of Counsel. . 56
     SECTION 6.06.  Capacity in Which Acting . . . . . . . . . 56
     SECTION 6.07.  Compensation . . . . . . . . . . . . . . . 56
     SECTION 6.08.  Instructions from Note Holders . . . . . . 57

ARTICLE VII    INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE 57
     SECTION 7.01.  Scope of Indemnification . . . . . . . . . 57

ARTICLE VIII   SUCCESSOR AND SEPARATE TRUSTEES . . . . . . . . 58
     SECTION 8.01.  Notice of Successor Owner Trustee. . . . . 58
     SECTION 8.02.  Resignation of Loan Trustee; Appointment
                    of Successor . . . . . . . . . . . . . . . 58
     SECTION 8.03.  Appointment of Additional and Separate
                    Trustees . . . . . . . . . . . . . . . . . 60

ARTICLE IX     SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
               AND OTHER DOCUMENTS . . . . . . . . . . . . . . 61
     SECTION 9.01.  Instructions of Majority; Limitations. . . 61
     SECTION 9.02.  Trustees Protected . . . . . . . . . . . . 63
     SECTION 9.03.  Documents Mailed to Note Holders . . . . . 64
     SECTION 9.04.  No Request Necessary for Lease
                    Supplement or Trust Indenture
                    Supplement . . . . . . . . . . . . . . . . 64

ARTICLE X      MISCELLANEOUS . . . . . . . . . . . . . . . . . 64
     SECTION 10.01. Termination of Trust Indenture . . . . . . 64
     SECTION 10.02. No Legal Title to Trust Indenture Estate
                    in Note Holders. . . . . . . . . . . . . . 65
     SECTION 10.03. Sale of Aircraft by Loan Trustee Is
                    Binding. . . . . . . . . . . . . . . . . . 65
     SECTION 10.04. Trust Indenture for Benefit of Owner
                    Trustee, Loan Trustee, Owner Participant
                    and Note Holders . . . . . . . . . . . . . 65
     SECTION 10.05. Notices. . . . . . . . . . . . . . . . . . 65
     SECTION 10.06. Severability . . . . . . . . . . . . . . . 66
     SECTION 10.07. No Oral Modification or Continuing
                    Waivers. . . . . . . . . . . . . . . . . . 66
     SECTION 10.08. Successors and Assigns . . . . . . . . . . 66
     SECTION 10.09. Headings . . . . . . . . . . . . . . . . . 67
     SECTION 10.10. Normal Commercial Relations. . . . . . . . 67
     SECTION 10.11. Governing Law; Counterpart Form. . . . . . 67
     SECTION 10.12. Voting By Note Holders . . . . . . . . . . 67
     SECTION 10.13. Bankruptcy . . . . . . . . . . . . . . . . 68


EXHIBIT A      Form of Trust Indenture and Mortgage Supplement
SCHEDULE I     Equipment Notes Amortization

      AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE 104


          AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE 104, dated as of December 22, 1995 ("Trust Indenture") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement referred to below (together with its successors under the Trust Agreement, the "Owner Trustee"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its successors hereunder, the "Loan Trustee").

                      W I T N E S S E T H

          WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

          WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust for the use and benefit of the Owner Participant subject, however, to the Trust Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of Equipment Notes issued hereunder, and (ii) the Owner Trustee has been authorized and directed to execute and deliver this Agreement;

          WHEREAS, (i) the Owner Trustee and Wilmington Trust Company, as Mortgagee, entered into the Trust Indenture and Mortgage 104 dated as of July 15, 1994 between the Owner Trustee and the Mortgagee (the "Original Indenture"), (ii) the Owner Trustee and the Mortgagee entered into the Trust Indenture and Mortgage 104 Supplement No. 1 (the "Supplement") dated July 29, 1994 to the Original Indenture, (iii) the Original Indenture and the Supplement were recorded by the Federal Aviation Administration on August 25, 1994 and were assigned Conveyance No. Q56550 and (iv) the Lease Agreement 104 dated as of even date with the Original Indenture between the Owner Trustee and Lessee (the "Lease") and the Lease Supplement No. 1 were recorded by the Federal Aviation Administration on August 25, 1994 and were assigned Conveyance No. Q56551 and (v) pursuant to the Original Indenture, the Owner Trustee issued and sold to The Boeing Company, a Delaware corporation ("Boeing"), Loan Certificates (as defined in the Original Indenture);

          WHEREAS, pursuant to the Purchase, Assignment and Assumption Agreement dated as of the date hereof (the "Purchase, Assignment and Assumption Agreement") relating to the Aircraft, General Electric Company, a New York corporation ("GE") has agreed, subject to the terms and conditions contained therein, to purchase and assume from a certain affiliate of Boeing (the "Boeing Affiliate") all of the Boeing Affiliate's Transferred Interests (as defined in the Purchase, Assignment and Assumption Agreement);

          WHEREAS, in connection with the foregoing transactions, the parties have agreed that concurrently with the purchase by GE of the Boeing Affiliate's Transferred Interests, (i) GE will cause the Owner Trustee to redeem a portion of the Loan Certificates, (ii) the remaining Loan Certificates shall be exchanged by Boeing for Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and certain other consideration and (iii) the Owner Trustee shall issue, Series D Equipment Notes to GE (or an affiliate thereof);

          WHEREAS, the parties have agreed that subject to certain conditions, Lessee shall have the right to cause the implementation of the Refinancing Transaction pursuant to which, among other things, the Equipment Notes issued to Boeing and GE (or an affiliate thereof) on the date hereof (the "Initial Equipment Notes") shall be redeemed and new Equipment Notes (the "Refinancing Equipment Notes") shall be issued to the Pass Through Trustees (or their designee);

          WHEREAS, in light of the foregoing and in anticipation of the Refinancing Transaction, the parties desire by this Trust Indenture, among other things, (i) to amend and restate in its entirety the Original Indenture, (ii) to provide for the issuance by the Owner Trustee of the Equipment Notes and (iii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Loan Trustee, as part of the Trust Indenture Estate hereunder, among other things, of all of the Owner Trustee's right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all of the Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for, among other things, the Owner Trustee's obligations to the Loan Trustee, for the ratable benefit and security of the Note Holders;

          WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner Trustee and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee;
and

          WHEREAS, all things necessary to make this Trust
Indenture the valid, binding and legal obligation of the Owner
Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

                         GRANTING CLAUSE

          NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Participation Agreement and the Equipment Notes, for the benefit of the Note Holders and the Loan Participants and the prompt payment of all amounts from time to time owing under the Participation Agreement to the Loan Participants and/or the Note Holders by the Owner Trustee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Loan Trustee, its successors in trust and assigns, for the security and benefit of the Loan Participants and the Note Holders, a first priority security interest in and mortgage lien on all right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges, whether now or hereafter acquired, other than Excluded Payments (which collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Trust Indenture Estate"), to wit:

          (1) The Airframe which is one Boeing 757-224 aircraft with the FAA Registration number of N17104 and the manufacturer's serial number of 27294 and Engines, each of which Engines is a Rolls-Royce RB211-535E4-B-37 engine with the manufacturer's serial numbers of 31268 and 31269, is of 750 or more rated takeoff horsepower or the equivalent of such horsepower (such Airframe and Engines more particularly described in the Indenture Supplement executed and delivered as provided in the Original Indenture) as the same is now and will hereafter be constituted, whether now owned by the Owner Trustee or hereafter acquired, leased or intended to be leased under the Lease, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

          (2) All right, title, interest, claims and demands of the Owner Trustee, as lessor, in, to and under the Lease, including the Interim Lease Term, the Base Lease Term and any Renewal Lease Term, together with all rights, powers, privileges, options and other benefits of the Owner Trustee as lessor under the Lease, including the immediate and continuing right to receive and collect all Rent, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by the lessor under the Lease pursuant thereto, and, subject to
Section 5.02 hereof, the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee as lessor under the Lease, to take such action upon the occurrence of a Lease Event of Default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by Law, and to do any and all other things whatsoever which the Owner Trustee or any lessor is or may be entitled to do under or in respect of the Lease and any right to restitution from the Lessee or any other Person in respect of any determination of invalidity of the Lease;

          (3) All right, title, interest, claims and demands of the Owner Trustee in, to and under:

          (a)  the Purchase Agreement and the GTA;

          (b) the Purchase Agreement Assignment with the Consent and Agreement and the Engine Consent and Agreement attached thereto;

          (c)  the Bills of Sale; and

          (d) any and all other contracts, agreements and instruments relating to the Airframe and Engines or any rights or interests therein to which the Owner Trustee is now or may hereafter be a party;

together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner Trustee under each contract, agreement and instrument referred to in this clause (3), including the right to receive and collect all payments to the Owner Trustee thereunder now or hereafter payable to or receivable by the Owner Trustee pursuant thereto and, subject to Section 5.02 hereof, the right to make all waivers and agreements, to give and receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things which the Owner Trustee is or may be entitled to do thereunder and any right to restitution from the Lessee, the Owner Participant or any other Person in respect of any determination of invalidity of any thereof;

          (4) All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Trust Indenture, including all payments or proceeds payable to the Owner Trustee after termination of the Lease with respect to the Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Owner Trustee in and to the same;

          (5) Without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Aircraft or any part thereof, including the insurance required under Section 11 of the Lease;

          (6) Without limiting the generality of the foregoing, all rights of the Owner Trustee to amounts paid or payable by Lessee to the Owner Trustee under the Participation Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder;

          (7) Without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with the Loan Trustee pursuant to any terms of this Trust Indenture or the Lease or required hereby or by the Lease to be held by the Loan Trustee hereunder as security for the obligations of the Lessee under the Lease or of the Owner Trustee hereunder; and

          (8)  All proceeds of the foregoing.

          Excluding, however, in all events from each of foregoing clauses (1) through (8) inclusive all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in Section 5.02 hereof.

          Concurrently with the delivery of the Original Indenture, the Owner Trustee has delivered to the Loan Trustee the original executed counterpart of the Lease and the Lease Supplement No. 1 (to each of which a chattel paper receipt is attached), and executed copies of the Participation Agreement, the Purchase Agreement and the GTA (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment with the Consent and Agreement and the Engine Consent and Agreement attached thereto.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.15 and Article III hereof without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (8) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

          It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Agreements, to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Loan Trustee, the Loan Participants and the Note Holders shall have no obligation or liability under the Indenture Agreements, by reason of or arising out of the assignment hereunder, nor shall the Loan Trustee, the Loan Participants or the Note Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          The Owner Trustee does hereby constitute the Loan Trustee the true and lawful attorney of the Owner Trustee, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner Trustee or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Trust Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of the Owner Trustee and the Owner Participant under Sections 2.14, 4.03 and 4.04(a) hereof, during the continuance of any Event of Default under this Trust Indenture, the Loan Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of the Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Owner Trustee or otherwise, which the Loan Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of the Loan Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, however, that no action of the Loan Trustee pursuant to this paragraph shall increase the obligations or liabilities of the Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Trust Indenture and in the other Operative Agreements. Under the Lease, Lessee is directed, so long as this Trust Indenture shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, the Loan Trustee at such address or addresses as the Loan Trustee shall specify, for application as provided in this Trust Indenture. The Owner Trustee agrees that promptly upon receipt thereof, it will transfer to the Loan Trustee any and all monies from time to time received by it constituting part of the Trust Indenture Estate, for distribution by the Loan Trustee pursuant to this Trust Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Loan Trustee under this Trust Indenture.

          The Owner Trustee agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Loan Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

          The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to Section 10.01 hereof, any of its right, title or interest hereby assigned, to anyone other than the Loan Trustee, and that it will not, except as otherwise provided in this Trust Indenture and except with respect to Excluded Payments to which it is entitled, (i) accept any payment from Lessee under any Indenture Agreement, (ii) enter into any agreement amending or supplementing any Indenture Agreement, (iii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Indenture Agreement, (iv) settle or compromise any claim arising under any Indenture Agreement or (v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any Indenture Agreement to arbitration thereunder.

          The Owner Trustee does hereby further agree that it will not without the written consent of the Loan Trustee:

          (a) receive or collect or agree to the receipt or collection of any payment of Rent, including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to the Loan Trustee hereunder) any payment of Rent, including Basic Rent, Stipulated Loss Value, Termination Value or any other payment to be made pursuant to Section 9 or 10 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

          (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign or hypothecate (other than to the Loan Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to Article III hereof.

          It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by the Owner Trustee shall ipso facto, and without any further conveyance, assignment or act on the part of the Owner Trustee or the Loan Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Owner Trustee contained in the foregoing paragraphs.

          The Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any other Owner
Trustee Agreement.

          IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                            ARTICLE I

                           DEFINITIONS

          Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A to the Lease.

                           ARTICLE II

                       THE EQUIPMENT NOTES

          SECTION 2.01.  Form of Equipment Notes

          The Equipment Notes shall be substantially in the form set forth below:

   THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT
 NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND
       SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH
                   REGISTRATIONS IS AVAILABLE.

       FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
           AS OWNER TRUSTEE UNDER TRUST AGREEMENT 104
                   DATED AS OF JULY 15, 1994.

       SERIES [_____] LIMITED RECOURSE EQUIPMENT NOTE DUE
         [______________] ISSUED IN CONNECTION WITH THE
             BOEING MODEL 757-224 AIRCRAFT BEARING
            UNITED STATES REGISTRATION NUMBER N17104.

No. _____                                 Date:  [________, ____]
                      $____________________

         INTEREST RATE                      MATURITY DATE

           [_______]                     [__________, ____]

          FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement 104, dated as of July 15, 1994, between the Owner Participant named therein and First Security Bank of Utah, National Association (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to _______________, or the registered assignee thereof, the principal sum of $__________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing on January 15, 1996, and thereafter on April 15, July 15, October 15 and January 15 of each year, to and including _________, ____. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

          For purposes hereof, the term "Trust Indenture" means the Amended and Restated Trust Indenture and Mortgage 104, dated as of December __, 1995, between the Owner Trustee and Wilmington Trust Company (the "Loan Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

          This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

          [The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.]*

          All payments of Original Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Trust Indenture or the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Loan Trustee to make such payments in accordance with the terms of Section 2.03 and Article III of the Trust Indenture, and each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the holder hereof as above provided and that none of the Owner Participant, the Owner Trustee and the Loan Trustee is personally liable or liable in any manner extending to any assets other than the Trust Indenture Estate to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Trust Indenture or in the Participation Agreement, for any liability under the Trust Indenture or the Participation Agreement; provided, however, that nothing herein contained shall limit, restrict or impair the right of the Loan Trustee, subject always to the terms and provisions of the Trust Indenture, to accelerate the maturity of this Equipment Note upon occurrence of an Event of Default under the Trust Indenture in accordance with Section 4.04(b) of the Trust Indenture, to bring suit and obtain a judgment against the Owner Trustee on this Equipment Note for purposes of realizing upon the Trust Indenture Estate and to exercise all rights and remedies provided under the Trust Indenture or otherwise realize upon the Trust Indenture Estate.

          There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee or at the office of any successor in the manner provided in
Section 2.07 of the Trust Indenture.

          The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter by the Loan Trustee to the Owner Trustee for cancellation.

          The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of Original Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

          This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Trust Indenture. The Trust Indenture Estate is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note. [The Trust Indenture permits the amendment of Schedule I hereto upon the terms and conditions set forth in
Section 2.13 of the Trust Indenture.]**

          As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

          Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee and the Loan Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither of the Owner Trustee nor the Loan Trustee shall be affected by notice to the contrary.

          This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. This Equipment Note is also subject to exchange and to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.14 or 2.16 of the Trust Indenture but not otherwise.

          [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A Equipment Notes]1[Series A and Series B Equipment Notes]2[Series A, Series B and Series C Equipment Notes]3, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Loan Trustee his attorney-in-fact for such purpose.]***

          Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

          THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


________________

  *  To be inserted only for the Refinancing Equipment Notes.

 **  To be inserted only for the Initial Equipment Notes.

***  To be inserted for each Equipment Note other than any Series
     A Equipment Note.

1    To be inserted in the case of a Series B Equipment Note.

2    To be inserted in the case of a Series C Equipment Note.

3    To be inserted in the case of a Series D Equipment Note.


                        *       *       *


          IN WITNESS WHEREOF, the Owner Trustee has caused this
Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.


                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION, not in its
                              individual capacity but solely as
                              Owner Trustee



                              By_________________________________
                                 Name:
                                 Title:




          LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.


                              WILMINGTON TRUST COMPANY,
                                 as Loan Trustee



                              By_________________________________
                                 Name:
                                 Title:

                           SCHEDULE I

                   EQUIPMENT NOTE AMORTIZATION


                                           Percentage of
                                          Original Amount
        Payment Date                        to be Paid
        ------------                      ---------------

               [SEE SCHEDULE I TO TRUST INDENTURE
                WHICH IS INSERTED UPON ISSUANCE]


                        *       *       *


          SECTION 2.02.  Issuance and Terms of Equipment Notes

          The Equipment Notes shall be dated the date of issuance thereof, shall be issued in four separate series consisting of Series A, Series B, Series C and Series D and in the maturities and principal amounts and shall bear interest as specified in
Schedule I hereto. Upon issuance of the Initial Equipment Notes on the date hereof, the Loan Certificates issued under the Original Indenture shall be redeemed. On the date of the consummation of the Refinancing Transaction, (i) each Refinancing Equipment Note shall be issued to the Pass Through Trustees (or their designee) under the Pass Through Agreements as shall be set forth in Schedule II to be attached hereto in connection therewith and (ii) the Initial Equipment Notes shall be concurrently redeemed. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

          Each Equipment Note shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on January 15, 1996, and on each April 15, July 15, October 15 and January 15 thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

          The Owner Trustee agrees to pay to the Loan Trustee for distribution in accordance with Section 3.04 hereof any and all indemnity amounts received by the Owner Trustee which are payable by the Lessee to the Note Holders pursuant to Section 10 of the Participation Agreement.

          The Equipment Notes shall be executed on behalf of the Owner Trustee by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner Trustee may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Loan Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Loan Trustee upon the written request of the Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of the Owner Trustee; provided, however, that each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Loan Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

          The aggregate Original Amount of the Equipment Notes to be issued and outstanding hereunder shall be $34,831,833.33 which is less than 80% of Subsequent Lessor's Cost as provided in
Schedule 4 to the Participation Agreement.

          SECTION 2.03.  Payments from Trust Indenture Estate
                         Only

          (a) Without impairing any of the other rights, powers, remedies, privileges, liens or security interests of the Note Holders under this Trust Indenture, each Note Holder, by its acceptance of an Equipment Note, agrees that as between it and the Owner Trustee, except as expressly provided in this Trust Indenture, the Participation Agreement or any other Operative Agreement, (i) the obligation to make all payments of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Equipment Notes, and the performance by the Owner Trustee of every obligation or covenant contained in this Trust Indenture and in the Participation Agreement or any of the other Operative Agreements, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Loan Trustee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Trust Indenture and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Trust Indenture or such other agreements to the contrary notwithstanding (except for any express provisions or representations that the Owner Trustee is responsible for, or is making, in its individual capacity, for which there would be personal liability of the Owner Trustee), no recourse shall be had with respect to this Trust Indenture or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and (ii) none of the Owner Trustee, in its individual capacity, the Owner Participant, the Loan Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them shall have any personal liability for any amounts payable hereunder, under the Participation Agreement or any of the other Operative Agreements or under the Equipment Notes except as expressly provided herein or in the Participation Agreement; provided, however, that nothing contained in this Section 2.03(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Trust Indenture or such other agreements of rights and remedies against the Trust Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Equipment Notes and the Trust Indenture, but are intended only as a covenant not to sue the Owner Participant, the Owner Trustee or the Loan Trustee in their individual capacities, except as expressly provided herein or in the Participation Agreement, for a deficiency with respect to such indebtedness, the indebtedness represented by this Trust Indenture and the Equipment Notes to remain in full force and effect as fully as though these provisions were not contained in this Trust Indenture. The Owner Trustee hereby acknowledges that the Note Holders have expressly reserved all their rights and remedies against the Trust Indenture Estate, including the right, in the event of a default in the payment of all or part of the Original Amount of, interest on, Make-Whole Amount, if any, or any other amount due with respect to any Equipment Note within the periods provided for in Section 4.02(b) hereof, or upon the occurrence and continuation of any other Event of Default under this Trust Indenture, to foreclose upon this Trust Indenture, and/or to receive the proceeds from the Trust Indenture Estate and otherwise to enforce any other right under this Trust Indenture. Nothing in this Section 2.03(a) shall (x) release the Owner Participant from personal liability, or constitute a covenant not to sue the Owner Participant, for any breach by it of any of its covenants, representations or warranties contained in the Participation Agreement or for any of the payments it has agreed to make pursuant to the Participation Agreement or (y) release the Owner Trustee or constitute a covenant not to sue the Owner Trustee for any breach by it of any representations, warranties or covenants of the Owner Trustee contained in the Operative Agreements or (z) release the Owner Trustee in its individual capacity from personal liability, or constitute a covenant not to sue the Owner Trustee in its individual capacity for any breach by it of any representations, warranties or covenants of the Owner Trustee made in its individual capacity in the Operative Agreements.

          (b) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Note Holder or the Loan Trustee, directly or indirectly (other than the recourse liability of the Owner Trustee (in its individual capacity) or the Owner Participant under the Participation Agreement or this Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes and (iii) any Note Holder or the Loan Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Note Holder or the Loan Trustee, as the case may be, shall promptly refund to the Owner Trustee (in its individual capacity) or the Owner Participant (whichever shall have made such payment) such Excess Amount.

          For purposes of this Section 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or the Loan Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this
Section 2.03(b) shall prevent a Note Holder or the Loan Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under the Participation Agreement or this Trust Indenture (and any exhibits or annexes hereto or thereto) or by separate agreement or from retaining any amount paid by Owner Participant under Section 2.14 or 4.03 hereof.

          SECTION 2.04.  Method of Payment

          (a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 noon, New York City time, on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner Trustee shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner Trustee), all amounts paid by the Owner Trustee hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Loan Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:00 noon, New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner Trustee and the Loan Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner Trustee or the Loan Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement) unless it shall have specified some other account or manner of payment by notice to the Loan Trustee consistent with this Section 2.04.

          (b) The Loan Trustee, as agent for the Owner Trustee, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner Trustee and the Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

          If a Note Holder which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 1001 or W-8 (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Loan Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Loan Trustee has no reason to know that any information set forth in such form is inaccurate), the Loan Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 4224 in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified the Loan Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Loan Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Loan Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Loan Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

          SECTION 2.05.  Application of Payments

          In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

          First:         to the payment of accrued interest on
     such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

          Second:   to the payment of the Original Amount of such
     Equipment Note (or a portion thereof) then due thereunder;

          Third:         to the payment of Make-Whole Amount, if
     any, and any other amount due hereunder or under such Equipment Note; and

          Fourth:   the balance, if any, remaining thereafter, to
     the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment
Note in the inverse order of their normal maturity.

          SECTION 2.06.  Termination of Interest in Trust
                         Indenture Estate

          A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then payable to such Note Holder hereunder and under the other Operative Agreements by the Owner Trustee (collectively, the "Secured Obligations") shall have been paid in full.

          SECTION 2.07.  Registration, Transfer and Exchange of
                         Equipment Notes

          The Loan Trustee shall keep a register (the "Equipment Note Register") in which the Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner Trustee shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner Trustee shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner Trustee with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Loan Trustee and such change is reflected on the Equipment Note Register. The Loan Trustee will promptly notify the Owner Trustee and the Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Participation Agreement applicable to Note Holders, including Sections 7.4 (other than Sections 7.4.3 and 7.4.4, in the case of the Refinancing Equipment Notes), 8.5 (other than Section 8.5.3, in the case of the Refinancing Equipment Notes), 8.7.5, 8.7.12, 8.7.14, 9 and 12.1.3 thereof and only with respect to the Initial Equipment Notes, Schedule 5 thereto, and shall be deemed to have represented and warranted (except as provided above), and covenanted, to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the original Loan Participant in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Loan Trustee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

          SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
                         Equipment Notes

          If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Equipment Note, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee and a photocopy thereof shall be furnished to the Owner Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner Trustee and the Loan Trustee such security or indemnity as may be required by them to save the Owner Trustee and the Loan Trustee harmless and evidence satisfactory to the Owner Trustee and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Lessee, Owner Trustee and Loan Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder of the requirements set forth in this Section 2.08, Loan Trustee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

          SECTION 2.09.  Payment of Expenses on Transfer;
                         Cancellation

          (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes; provided, however, that neither the Owner Trustee nor the Owner Participant shall bear costs of registration, transfer or exchange in connection with the consummation of the Refinancing Transaction.

          (b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment
Notes.

          SECTION 2.10.  Mandatory Redemptions of Equipment Notes

          (a) On the date on which Lessee is required pursuant to Section 10.1.2 of the Lease to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders but without Make-Whole Amount.

          (b) If the Lease is terminated with respect to the Aircraft by Lessee pursuant to Section 9 thereof, on the date the Lease is so terminated, all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders plus Make-Whole Amount, if any.

          SECTION 2.11.  Voluntary Redemptions of Equipment Notes

          Any or all of the Equipment Notes may be redeemed by the Owner Trustee in connection with a transaction described in, and subject to the terms and conditions of, Section 13 of the Participation Agreement upon at least 30 days' revocable prior written notice to the Loan Trustee and the Note Holders, and the Equipment Notes shall, as provided in Section 13 of the Participation Agreement, be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders plus (except as provided in Section 13 of the Participation Agreement) Make-Whole Amount, if any.

          SECTION 2.12.  Redemptions; Notice of Redemption

          (a) Neither any redemption of any Equipment Note nor any purchase by the Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Loan Trustee.

          (b) Notice of redemption or purchase with respect to the Equipment Notes shall be given by the Loan Trustee by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Equipment Note Register; provided that, in the case of a redemption to be made pursuant to Section 2.10(b) or Section 2.11, such notice shall be revocable and shall be deemed revoked in the event that the Lease does not in fact terminate on the specified termination date or if notice of such redemption shall have been given in connection with a refinancing of Equipment Notes and the Loan Trustee receives written notice of such revocation from the Lessee or the Owner Trustee not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

          (c) On or before the redemption date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Trust Indenture Estate, deposit or cause to be deposited with the Loan Trustee by 12:00 noon on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

          (d) Notice of redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 2.12(b)), the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee or at any office or agency maintained for such purposes pursuant to
Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

          SECTION 2.13.  Revisions to Amortization Schedule

          If pursuant to Schedule 5 of the Participation Agreement, the Amortization Schedule is revised to reflect a resetting of the rate of interest on the Initial Equipment Notes of Series A, Series B and Series C as provided in such Schedule 5, then the terms and conditions of such revised Amortization Schedule shall be set forth in a Trust Indenture Supplement executed by the Owner Trustee and the Loan Trustee. Each Note Holder shall promptly destroy the Amortization Schedules attached to the Initial Equipment Notes of Series A, Series B or Series C held by it immediately prior to such resetting upon receipt of new Amortization Schedules, provided that the failure of any Note Holder to replace and destroy such old Amortization Schedules shall not affect or prevent such resetting and any Amortization Schedule not so replaced and destroyed shall be deemed to have been modified in accordance with such Trust Indenture Supplement.

          SECTION 2.14.  Option to Purchase Equipment Notes

          The Owner Trustee and the Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this Section 2.14, purchase all but not less than all of the Equipment Notes outstanding hereunder, and each Note Holder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except against Liens on such Equipment Notes arising by, through or under such holder), all of the right, title and interest of such Note Holder in and to the Equipment Notes held by it, and such purchaser or its nominee shall assume all of such holder's obligations under the Participation Agreement and hereunder; provided, however, that, prior to consummation of such purchase, the Note Holders and the Loan Trustee shall be presented with an opinion of counsel, which counsel shall be reasonably acceptable to the Loan Trustee, that such sale and purchase does not violate the Securities Act or any applicable state securities Laws.

          Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant upon any of the following events, and in any such event the purchase price thereof shall equal for each Equipment Note, the aggregate unpaid Original Amount thereof, plus accrued and unpaid interest thereon to the date of purchase and all other amounts then payable hereunder or under the Participation Agreement to the holder thereof. Such option to purchase the Equipment Notes may be exercised: (i) in the case of the Initial Equipment Notes,
(x) upon a Loan Trustee Event or (y) in the event there shall have occurred and be continuing a material Lease Event of Default (including, without limitation, any Lease Event of Default under Section 14.1 of the Lease but excluding any Lease Event of Default under Section 14.7 or 14.8 of the Lease), provided, that if such option is exercised pursuant to this clause (i)(y) at a time when there shall have occurred and be continuing for less than 180 days any such Lease Event of Default, the purchase price thereof shall equal the price provided in the preceding sentence plus (subject to Section 4.04(b) hereof) the Make-Whole Amount, if any; and (ii) in the case of Refinancing Equipment Notes, (x) upon a Loan Trustee Event or (y) in the event there shall have occurred and be continuing a Lease Event of Default, provided that if such option is exercised pursuant to this clause (ii)(y) at a time when there shall have occurred and be continuing for less than 120 days a Lease Event of Default, the purchase price thereof shall equal the price provided in the preceding sentence plus (subject to Section 4.04(b) hereof) the Make-Whole Amount, if any, provided further that if such option is exercised pursuant to this clause (ii)(y) at any time when there shall have occurred and be continuing a Lease Event of Default only under
Section 14.8 of the Lease (in which event the option to purchase the Equipment Notes pursuant to this Section 2.14 may not be exercised for 60 days after the date of notice by the Loan Trustee of such Lease Event of Default to the Note Holders), the purchase price thereof shall equal the price provided in the preceding sentence plus (subject to Section 4.04(b) hereof) the Make-Whole Amount, if any.

          Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant giving written notice of its election of such option to the Loan Trustee, which notice shall specify a date for such purchase within 30 days of the date of such notice. The Loan Trustee shall not exercise any of the remedies hereunder and, without the consent of the Owner Trustee or the Owner Participant, under the Lease, during the period from the time that an exercise by the Owner Participant of such option to purchase becomes irrevocable until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence. Such election to purchase the Equipment Notes shall become irrevocable upon the sixteenth day following the giving of written notice as provided above.

          If the Owner Trustee or the Owner Participant on or before the date of such purchase shall so request, the Note Holders will comply with all the provisions of Section 2.07 to enable new Equipment Notes to be issued to the Owner Trustee or the Owner Participant or its nominee in such denominations as the Owner Trustee or the Owner Participant shall request. All taxes, charges and expenses required pursuant to Section 2.09 in connection with the issuance of such new Equipment Note shall be borne by the Owner Participant.

          SECTION 2.15.  Subordination

          (a) The Owner Trustee and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 4.02(g) hereof, except as expressly provided in Article III hereof.

          (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.15 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.15(c) hereof) and will forthwith turn over such payment to the Loan Trustee in the form received to be applied as provided in Article III hereof.

          (c) As used in this Section 2.15, the term "Senior Holder" shall mean, (i) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full and (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full.

          SECTION 2.16.  Purchase Upon Acceleration

          (a) At any time after the Initial Equipment Notes have been declared to be immediately due and payable pursuant to
Section 4.04(b) hereof, which declaration has not been rescinded or withdrawn, each Note Holder of Series D shall have the right to purchase all, but not less than all, of the Initial Equipment Notes of Series A, Series B and Series C upon thirty days written notice to the Loan Trustee and each other Note Holder of Series D, provided that (A) if prior to the end of such thirty-day period any other Note Holder of Series D notifies such purchasing Note Holder that such other Note Holder wants to participate in such purchase, then such other Note Holder may join with the purchasing Note Holder to purchase all, but not less than all, of the Initial Equipment Notes of Series A, Series B and Series C, pro rata based on the outstanding principal amount of the Initial Equipment Notes of Series D held by each such Note Holder of Series D and (B) if prior to the end of such thirty-day period any other Note Holder of Series D fails to notify the purchasing Note Holder of such other Note Holder's desire to participate in such a purchase, then such other Note Holder shall lose its right to purchase the Initial Equipment Notes of Series A, Series B and Series C pursuant to this Section 2.16(a). By acceptance of its Initial Equipment Note, each Note Holder of Initial Equipment Notes agrees to the provisions of this Section 2.16.

          (b) The purchase price with respect to each Initial Equipment Note of Series A, Series B and Series C shall be equal to the aggregate unpaid Original Amount thereof together with accrued and unpaid interest thereon to the date of payment without any Make-Whole Amount and all other sums then due and payable to the Note Holders thereof under this Trust Indenture and the other Operative Agreements or on or in respect of such Note Holders' Initial Equipment Notes. Each Note Holder of Series A, Series B and Series C agrees by its acceptance of its Initial Equipment Note that it will, subject to Section 2.07 hereof, upon payment from the purchaser of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to such purchaser (without recourse, representation or warranty of any kind except for Liens on such Initial Equipment Notes arising by, through or under such Note Holder), all of the right, title and interest of such Note Holder in and to all Initial Equipment Notes held by such Note Holder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation (including payment of insurance proceeds or indemnity payments) not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Note Holder's obligations under this Trust Indenture and the other Operative Agreements. The Initial Equipment Notes of Series A, Series B and Series C will be deemed to be purchased on the date of payment of the purchase price against the delivery by the Note Holders of such Initial Equipment Notes and, upon such a purchase
(i) the only rights of the Note Holders of Series A, Series B or Series C will be to deliver their Initial Equipment Notes to the purchaser and receive the purchase price for such Initial Equipment Notes and (ii) if the purchaser shall so request, such Note Holder will comply with all the provisions of Section 2.07 hereof to enable new Equipment Notes to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Initial Equipment Notes shall be borne by the purchaser thereof.

          (c) Notwithstanding anything herein to the contrary, the provisions of the foregoing Subsections (a) and (b) of this
Section 2.16 shall not apply to any Refinancing Equipment Note.


                           ARTICLE III

            RECEIPT, DISTRIBUTION AND APPLICATION OF
             INCOME FROM THE TRUST INDENTURE ESTATE

          SECTION 3.01.  Basic Rent Distribution

          Except as otherwise provided in Section 3.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Loan Trustee pursuant to Section 4.03 hereof shall be promptly distributed in the following order of priority:

First,     (i)  so much of such installment or payments as shall
                be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A
                Equipment Note bears to the aggregate amount of the payments then due under all Series A
                Equipment Notes;

          (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

         (iii) after giving effect to paragraph (ii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and any other overdue amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

          (iv) after giving effect to paragraph (iii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest and any other overdue amounts) then due under all Series D Equipment Notes shall be distributed to the Note Holders of Series D ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes; and

Second, the balance, if any, of such installment remaining thereafter shall be distributed to the Owner Trustee; provided, however, that if an Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "Second" but shall be held by the Loan Trustee as part of the Trust Indenture Estate and invested in accordance with Section 5.09 hereof until whichever of the following shall first occur: (i) all Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "Second", (ii) Section 3.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of such
          Section 3.03, or (iii) the 180th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "Second".

          SECTION 3.02.  Event of Loss; Replacement; Voluntary
Termination; Optional Redemption

          Except as otherwise provided in Section 3.03 hereof, any payments received by the Loan Trustee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss, (ii) pursuant to a voluntary termination of the Lease pursuant to Section 9 thereof, or (iii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 13 of the Participation Agreement shall be applied to redemption of the Equipment Notes and to all other amounts payable hereunder or to the Loan Trustee or any Note Holder under the Participation Agreement by applying such funds in the following order of priority:

First, (a) to reimburse the Loan Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Agreements and then (b) to pay any other amounts then due to the Loan Trustee and the Note Holders under this Trust Indenture, the Participation Agreement or the Equipment Notes;

Second,    (i)  to pay the amounts specified in paragraph (i) of
                clause "Third" of Section 3.03 hereof plus
                Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

          (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes;

         (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

          (iv) after giving effect to paragraph (iii) above, to pay the amounts specified in paragraph (iv) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series D Equipment Notes; and

Third,    as provided in clause "Fourth" of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 10 of the Lease and in accordance with Section 5.06 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Loan Trustee shall be held by the Loan Trustee as permitted by Section 6.04 hereof (provided that such moneys shall be invested as provided in Section 5.09 hereof) as additional security for the obligations of Lessee under the Lessee Operative Agreements and, unless otherwise applied pursuant to the Lease, such proceeds (and such investment earnings) shall be released to the Lessee at the Lessee's written request upon the release of such damaged Airframe or Engine and the replacement thereof as provided in the Lease.

          SECTION 3.03.  Payments After Event of Default

          Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Section 15 of the Lease or Article IV hereof) after an Event of Default shall have occurred and be continuing and after the occurrence of a Loan Trustee Event, as well as all payments or amounts then held by the Loan Trustee as part of the Trust Indenture Estate, shall be promptly distributed by the Loan Trustee in the following order of priority:

First, so much of such payments or amounts as shall be required to reimburse the Loan Trustee or WTC for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate (all such property being herein called the "Mortgaged Property") pursuant to Section 4.05(b) hereof) incurred by the Loan Trustee or WTC (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Loan Trustee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Loan Trustee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Loan Trustee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 5.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 5.03 hereof;

Third,     (i)  so much of such payments or amounts remaining as
                shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment
                Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole
                Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series A Equipment Notes (other than Make-Whole
                Amount) to the date of distribution, shall be distributed to the Note Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series A
                Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid
                Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon
                (other than Make-Whole Amount) to the date of distribution;

          (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution;

         (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution; and

          (iv) after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series D Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series D, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series D Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series D Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the date of distribution; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner
          Trustee.

          No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

          SECTION 3.04.  Certain Payments

          (a) Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in the Lease, the Participation Agreement or any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease, the Participation Agreement or such other Operative Agreement, as the case may be.

          (b) The Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or Lessee in respect of the Loan Trustee in its individual capacity, or any Note Holder either pursuant to
Section 10 of the Participation Agreement or as Supplemental Rent, directly to the Person entitled thereto.

          (c)  [Intentionally Omitted]

          (d) Notwithstanding anything to the contrary contained in this Article III, any payments received by the Loan Trustee which constitute Excluded Payments shall be distributed promptly upon receipt by the Loan Trustee directly to the Person or Persons entitled thereto.

          (e) Notwithstanding any provision of this Trust Indenture to the contrary, any amounts held by Loan Trustee pursuant to the terms of the Lease shall be held by the Loan Trustee as security for the obligations of Lessee under the Lessee Operative Agreements and, if and when required by the Lease, paid and/or applied in accordance with the applicable provisions of the Lease.

          SECTION 3.05.  Other Payments

          Any payments received by the Loan Trustee for which no provision as to the application thereof is made in the Lease, the Participation Agreement, elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Loan Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations due the Note Holders, in the order of priority specified in Section 3.01 hereof subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations due the Note Holders, in the following order of priority:

First, to the extent payments or amounts described in clause "First" of Section 3.03 hereof are otherwise obligations of Lessee under the Operative Agreements or for which the Lessee is obligated to indemnify against thereunder, in the manner provided in clause "First" of
          Section 3.03 hereof, and

Second,   in the manner provided in clause "Fourth" of Section
          3.03 hereof. Further, and except as otherwise provided in Sections 3.02, 3.03 and 3.04 hereof, all payments received and amounts realized by the Loan Trustee under the Lease or otherwise with respect to the Aircraft (including without limitation, all amounts realized upon the sale or release of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations due the Note Holders, shall be distributed by the Loan Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this Section 3.05.

          SECTION 3.06.  Payments to Owner Trustee

          Any amounts distributed hereunder by the Loan Trustee to the Owner Trustee shall be paid to the Owner Trustee (within the time limits contemplated by Section 2.04(a)) by wire transfer of funds of the type received by the Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Loan Trustee from time to time. The Owner Trustee hereby notifies the Loan Trustee that unless and until the Loan Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee pursuant to clause "Second" of
Section 3.01 hereof shall be distributed by wire transfer of funds of the type received by the Loan Trustee to the Owner Participant's account (within the time limits contemplated by Section 2.04(a)) specified in Schedule 1 to the Participation Agreement.


                           ARTICLE IV

              COVENANTS OF OWNER TRUSTEE; EVENTS OF
                DEFAULT; REMEDIES OF LOAN TRUSTEE

          SECTION 4.01.  Covenants of Owner Trustee

          The Owner Trustee hereby covenants and agrees (the covenants and agreements only in clause (b) below being made by the Owner Trustee in its individual capacity) as follows:

          (a) the Owner Trustee will duly and punctually pay the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Trust Indenture and all amounts, if any, payable by it to the Note Holders under the Participation Agreement;

          (b) the Owner Trustee in its individual capacity covenants and agrees that it shall not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; that it will promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor Lien attributable to it in its individual capacity; and that it will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

          (c) in the event the Owner Trustee shall have Actual Knowledge of an Event of Default, a Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Event of Default, Default or Event of Loss to the Loan Trustee, each Note Holder, Lessee and the Owner Participant;

          (d) the Owner Trustee will furnish to the Note Holders and the Loan Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of any Termination Notice and a copy of each report or notice received pursuant to Section 9 or 8.2 or Annex D, Paragraph E of the Lease to the extent that the same shall not have been furnished to the Note Holders or the Loan Trustee pursuant to the Lease;

          (e) except with the consent of the Loan Trustee (acting pursuant to instructions given in accordance with Section 9.01 hereof) or as provided in Sections 2, 13 and 15 of the Participation Agreement, the Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other person; and

          (f) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement and the Trust Agreement and the other Operative Agreements.

          SECTION 4.02.  Event of Default

          "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Lease Event of Default (provided that any such Lease Event of Default caused solely by a failure of Lessee to pay to the Owner Trustee or the Owner Participant when due any amount that is included in the definition of Excluded Payments shall not constitute an Event of Default unless notice is given by the Owner Trustee to the Loan Trustee that such failure shall constitute an Event of Default); or

          (b) the failure of the Owner Trustee to pay when due any payment of Original Amount of, interest on, Make-Whole Amount, if any, or other amount due and payable under any Equipment Note or hereunder (other than as a result of a Lease Event of Default or a Lease Default) and such failure shall have continued unremedied for ten Business Days in the case of any payment of Original Amount or interest or Make-Whole Amount, if any, thereon and, in the case of any other amount, for ten Business Days after the Owner Trustee or the Owner Participant receives written demand from the Loan Trustee or any Note Holder; or

          (c) any Lien required to be discharged by the Owner Trustee, in its individual capacity pursuant to Section 4.01(b) hereof or in its individual or trust capacity pursuant to Section 8.3.1 of the Participation Agreement, or by the Owner Participant pursuant to Section 8.2.1 of the Participation Agreement shall remain undischarged for a period of 30 days after the Owner Trustee or the Owner Participant, as the case may be, shall have received written notice from the Loan Trustee or any Note Holder of such Lien; or

          (d) any representation or warranty made by the Owner Participant or the Owner Trustee herein, in the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement) or in any certificate furnished by the Owner Participant or the Owner Trustee to the Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements shall prove to have been false or incorrect when made in any material respect and continues to be material; and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 60 days (or, without affecting Section 4.02(f) hereof, in the case of the representation made in Section 7.3.6 or 7.2.6 of the Participation Agreement as to citizenship of the Owner Trustee in its individual capacity or of the Owner Participant, respectively, as soon as is reasonably practicable but in any event within 60 days) following notice thereof from the Loan Trustee or any Note Holder to the Owner Trustee or the Owner Participant, as the case may be; or

          (e) other than as provided in (c) above or (f) below, any failure by the Owner Trustee or Owner Participant to observe or perform any other covenant or obligation of the Owner Trustee or Owner Participant, as the case may be, for the benefit of the Loan Trustee or the Note Holders contained in the Participation Agreement, Section 4.01(a) of the Trust Agreement, the Equipment Notes or this Trust Indenture which is not remedied within a period of 60 days after notice thereof has been given to the Owner Trustee and the Owner Participant; or

          (f) if at any time when the Aircraft is registered under the Laws of the United States, the Owner Participant shall not be a "citizen of the United States" within the meaning of Section 40102(a)(15) of Part A of Subtitle VII of Title 49, United States Code, and as the result thereof the registration of the Aircraft under the Federal Aviation Act, and regulations then applicable thereunder, shall cease to be effective; provided that no Event of Default shall be deemed to have occurred under this paragraph (f) unless such circumstances continue unremedied for more than 60 days after the Owner Participant has Actual Knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship; or

          (g) at any time either (i) the commencement of an involuntary case or other proceeding in respect of the Owner Participant, the Owner Trustee, the Trust or the Trust Estate under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Owner Participant, the Owner Trustee, the Trust or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 60 consecutive days; or (ii) the commencement by the Owner Participant, the Owner Trustee, the Trust or the Trust Estate of a voluntary case or proceeding under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States, or the consent by the Owner Participant, the Owner Trustee, the Trust or the Trust Estate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Owner Participant, the Owner Trustee, the Trust or the Trust Estate or for all or substantially all of its property, or the making by the Owner Participant, the Owner Trustee, the Trust or the Trust Estate of any assignment for the benefit of creditors or the Owner Participant or the Owner Trustee shall take any action to authorize any of the foregoing; provided, however, that an event referred to in this Section 4.02(g) with respect to the Owner Participant shall not constitute an Event of Default if within 30 days of the commencement of the case or proceeding a final non-appealable order, judgment or decree shall be entered in such case or proceeding by a court or a trustee, custodian, receiver or liquidator, to the effect that, no part of the Trust Estate (except for the Owner Participant's beneficial interest therein) and no right, title or interest under the Trust Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 4.02(g).

          SECTION 4.03.  Certain Rights

          The Loan Trustee shall give the Note Holders, the Owner Trustee and the Owner Participant prompt written notice of any Event of Default of which the Loan Trustee has Actual Knowledge and, if any such Event of Default results from a Lease Event of Default that can be cured by the payment of money, shall give the Note Holders, the Owner Trustee and the Owner Participant not less than ten Business Days' prior written notice of the date (the "Enforcement Date") on or after which the Loan Trustee may commence and consummate the exercise of any remedy or remedies described in Section 4.04, 4.05 or 4.06 hereof, or the exercise of any remedy or remedies pursuant to the provisions of Section 15 of the Lease; provided, however, that in the event the Loan Trustee shall have validly terminated the Lease, the Loan Trustee shall not sell or lease, or otherwise afford the use of, the Aircraft or any portion thereof to the Lessee or any Affiliate thereof. Without limiting the generality of the foregoing, the Loan Trustee shall give the Owner Trustee and the Owner Participant at least ten Business Days' prior written notice of any termination of the Lease or of the exercise of any remedy or remedies pursuant to Section 15 of the Lease. If an Event of Default shall have occurred and be continuing, the Owner Trustee shall have the following rights hereunder, any of which may be exercised directly by the Owner Participant.

          If as a result of the occurrence of an Event of Default in respect of the nonpayment by Lessee of Basic Rent due under the Lease, the Loan Trustee shall have insufficient funds to make any payment of Original Amount and interest on any Equipment Note on the day it becomes due and payable, the Owner Trustee may, but shall not be obligated to, pay the Loan Trustee prior to the Enforcement Date, in the manner provided in Section 2.04 hereof, for application in accordance with Section 3.01 hereof, an amount equal to the portion of the Original Amount and interest (including interest, if any, on any overdue payments of such portion of Original Amount and interest) then due and payable on the Equipment Notes, and, unless the Owner Trustee has cured Events of Default in respect of payments of Basic Rent on each of the six immediately preceding Basic Rent payment dates, or the Owner Trustee has cured twelve previous Events of Default in respect of payments of Basic Rent, such payment by the Owner Trustee shall, solely for purposes of this Trust Indenture be deemed to cure any Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such installment of Basic Rent (but not any other Default or Event of Default which shall have occurred and be continuing).

          If any Event of Default (other than in respect of the nonpayment of Basic Rent by the Lessee) which can be cured by the payment of money has occurred, the Owner Trustee may, but shall not be obligated to, cure such Event of Default by making such payment prior to the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition or agreement to the party entitled to the same.

          Except as hereinafter in this Section 4.03 provided, the Owner Trustee shall not, as a result of exercising the right to cure any such Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of the Owner Trustee against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of the Loan Trustee in and to the Mortgaged Property. Upon any payment by the Owner Trustee pursuant to the first or second preceding paragraphs of this Section 4.03, the Owner Trustee shall be subrogated to the rights of the Loan Trustee and the Note Holders in respect of the Basic Rent which was overdue at the time of such payment and interest payable by the Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee pursuant to the immediately preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, the Owner Trustee shall be entitled to receive such overdue Basic Rent or Supplemental Rent, as the case may be, and interest thereon upon receipt thereof by the Loan Trustee; provided, however, that (i) if the Original Amount and interest on the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) hereof, such subrogation shall, until the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to all Equipment Notes shall have been paid in full, be subordinate to the rights of the Loan Trustee and the Note Holders in respect of such payment of overdue Basic Rent, Supplemental Rent and such interest and (ii) the Owner Trustee shall not be entitled to seek to recover any such payment (or any payment in lieu thereof) except pursuant to the foregoing right of subrogation.

          Neither the Owner Trustee nor the Owner Participant shall have the right to cure any Lease Event of Default or Lease
Default except as specified in this Section 4.03.

          SECTION 4.04.  Remedies

          (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may, subject to the second and third paragraphs of this Section 4.04(a), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to Section 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee and Lessee and all persons claiming under any of them wholly or partly therefrom, provided, that the Loan Trustee shall give the Owner Trustee and the Owner Participant twenty days' prior written notice of its intention to sell the Aircraft; provided, however, that in the event the Loan Trustee shall have validly terminated the Lease, the Loan Trustee shall not sell or lease, or otherwise afford the use of, the Aircraft or any portion thereof to the Lessee or any Affiliate thereof. Unless an Event of Default not resulting from or relating to a Lease Event of Default has occurred and is continuing, the Owner Participant may bid at the sale and become the purchaser. Without limiting any of the foregoing, it is understood and agreed that the Loan Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

          At any time prior to the date of the consummation of the Refinancing Transaction, if the only Events of Default hereunder result solely from Lease Events of Default, it is further understood and agreed that (i) the Loan Trustee shall not be entitled to proceed to foreclose the Lien hereof or otherwise exercise remedies under Section 4.04(a), 4.05 or 4.06 hereof, unless it shall, to the extent that it is then entitled to do so hereunder and under the Lease, and is not then stayed or otherwise prevented from doing so by operation of Law, concurrently exercise one or more of the dispossessory remedies referred to in Section 15 of the Lease as it shall in its sole good faith discretion determine and (ii) if so stayed or prevented by operation of Law as a result of a Lessee's bankruptcy, the Loan Trustee will not foreclose the Lien hereof until the earlier of: (A) the expiration of the Section 1110 Period (as hereinafter defined) or (B) actual repossession of the Aircraft. For purposes of the immediately preceding sentence, the term "Section 1110 Period" means the longer of (1) the 60-day period from the date of the order for relief under Chapter 11 of the Bankruptcy Code in respect of Lessee's bankruptcy as provided in Section 1110(a) of the Bankruptcy Code, as such period may be extended by agreement of the Loan Trustee (as assignee of the Owner Trustee under the Lease) and the bankruptcy trustee of Lessee pursuant to Section 1110(b) of the Bankruptcy Code and (2) the period (not to exceed 180 days) during which the applicability of such Section 1110 to the Aircraft is being contested in good faith by Lessee in appropriate judicial proceedings.

          At any time after the date of the consummation of the Refinancing Transaction, anything in this Trust Indenture to the contrary notwithstanding, the Loan Trustee shall not be entitled to exercise any remedy hereunder as a result of an Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Loan Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the dispossessory remedies provided for in Section 15 of the Lease with respect to the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Loan Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(l)(A) of the Bankruptcy Code (such 60-day or other period being the "New
Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the New
Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the New
Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the New
Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(l)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(l)(A-B) of the Bankruptcy Code or (B) is an extension of the New Section 1110 Period with the consent of the Loan Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Lessee's assumption during the New Section 1110 Period with the approval of the relevant court of the Lease pursuant to
Section 365 of the Bankruptcy Code or (D) is the consequence of the Loan Trustee's own failure to give any requisite notice to any person. In the event that the applicability of Section 1110 of the Bankruptcy Code to the Aircraft is being contested by Lessee in judicial proceedings, so long as the Loan Trustee fails to participate in such proceedings, the Owner Trustee shall have the right (without affecting in any way any rights or remedy of the Loan Trustee hereunder) to participate in such proceedings.

          It is expressly understood and agreed that, subject only to the two preceding paragraphs, the inability, described in such paragraphs, of the Loan Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent the Loan Trustee from exercising any or all of its rights, powers and remedies under this Trust Indenture, including, without limitation, this Article IV.

          (b) If an Event of Default shall have occurred and be continuing, then and in every such case the Loan Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), subject to Section 4.03 hereof, at any time, by delivery of written notice or notices to the Owner Trustee and the Owner Participant, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

          This Section 4.04(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Loan Trustee, rescind and annul the Loan Trustee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

          (c) The Note Holders shall be entitled, at any sale pursuant to Section 15 of the Lease or this Section 4.04, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection
(c) were not given effect).

          (d) In the event of any sale of the Trust Indenture Estate, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

          (e) Upon consummation of the Refinancing Transaction, notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Loan Trustee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

          SECTION 4.05.  Return of Aircraft, Etc.

          (a) If an Event of Default shall have occurred and be continuing, subject to Section 4.03 hereof, at the request of the Loan Trustee, the Owner Trustee shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee may deem necessary or advisable to enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Trust Indenture Estate to which the Loan Trustee shall at the time be entitled hereunder. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may (i) obtain a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and, in the event that a Lease Event of Default has occurred and is continuing, may enter any of the premises of Lessee wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

          (b) Upon every such taking of possession, the Loan Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, the Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Mortgaged Property, as the Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as the Loan Trustee may determine, and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Loan Trustee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. Such tolls, rents (including
Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which the Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Loan Trustee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and of all persons properly engaged and employed by the Loan Trustee with respect hereto.

          SECTION 4.06.  Remedies Cumulative

          Each and every right, power and remedy given to the Loan Trustee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or Lessee or to be an acquiescence therein.

          SECTION 4.07.  Discontinuance of Proceedings

          In case the Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Owner Trustee, the Loan Trustee and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Owner Trustee, the Loan Trustee or Lessee shall continue as if no such proceedings had been instituted.

          SECTION 4.08.  Waiver of Past Defaults

          Upon written instruction from a Majority in Interest of Note Holders, the Loan Trustee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Loan Trustee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of each Note Holder.

          SECTION 4.09.  Appointment of Receiver

          The Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Loan Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all the rights and powers of the Loan Trustee with respect to the Mortgaged Property.

          SECTION 4.10. Loan Trustee Authorized to Execute Bills of Sale, Etc.

          The Owner Trustee irrevocably appoints the Loan Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Loan Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          SECTION 4.11.  Rights of Note Holders to Receive
Payment

          Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.


                            ARTICLE V

                   DUTIES OF THE LOAN TRUSTEE

          SECTION 5.01.  Notice of Event of Default

          If the Loan Trustee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay Rent, the Loan Trustee shall give prompt written notice thereof to the Owner Trustee, the Owner Participant, Lessee, and each Note Holder. Subject to the terms of Sections 4.08, 5.02 and
5.03 hereof, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 5.03, if the Loan Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Loan Trustee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. If the Loan Trustee shall at any time declare the Lease to be in default pursuant to Section 15 thereof or shall elect to foreclose or otherwise enforce this Trust Indenture, the Loan Trustee shall forthwith notify the Owner Participant, the Note Holders, the Owner Trustee and Lessee. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Loan Trustee, the Owner Trustee or the Owner Participant, the Loan Trustee, the Owner Trustee or the Owner Participant, as the case may be, shall not be deemed to have knowledge of a Default or an Event of Default (except, in the case of the Loan Trustee, the failure of Lessee to pay any installment of Basic Rent within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to the Loan Trustee, which failure shall constitute knowledge of a Default) unless notified in writing by Lessee, the Owner Trustee, the Owner Participant or one or more Note Holders.

          SECTION 5.02. Action upon Instructions; Certain Rights and Limitations

          (a) Subject to the terms of Sections 2.14, 4.03, 4.04(a), 4.08, 5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Loan Trustee shall, subject to the terms of this Section 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, or any other part of the Trust Indenture Estate as shall be specified in such instructions; and (iii) approve as satisfactory to the Loan Trustee all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest of Note Holders, the Loan Trustee shall not approve any such matter as satisfactory to the Loan Trustee; provided, that anything contained in this Trust Indenture, the Lease or the other Operative Agreements to the contrary notwithstanding:

          (1) the Owner Trustee or the Owner Participant may, without the consent of the Loan Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excluded Payments from Lessee and seek legal or equitable remedies to require Lessee to maintain the insurance coverage referred to in Section 11 of the Lease; provided, that the rights referred to in this clause (1) shall not be deemed to include the exercise of any remedies provided for in Section 15 of the Lease other than the right to proceed by appropriate court action, either at Law or in equity, to enforce payment by Lessee of such amounts included in Excluded Payments or performance by Lessee of such insurance covenant or to recover damages for the breach thereof;

          (2) unless an Event of Default shall have occurred and be continuing, the Loan Trustee shall not, without the consent of the Owner Trustee, which consent shall not be withheld if no right or interest of the Owner Trustee or the Owner Participant shall be diminished or impaired thereby,
     (i) enter into, execute and deliver amendments, modifications, waivers or consents in respect of any of the provisions of the Lease, or (ii) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to the Owner Trustee pursuant to the Operative Agreements, provided that so long as no Loan Trustee Event has occurred and is continuing, the Owner Trustee's consent shall be required with respect to the matters set forth in clauses (i) and (ii) above;

          (3) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee and the Owner Participant shall have the right, together with the Loan Trustee, (i) to receive from Lessee certificates and other documents and information which Lessee is required to give or furnish to the Owner Trustee or the Lessor pursuant to any Operative Agreement and (ii) to inspect in accordance with the Lease the Airframe and Engines and all Aircraft Documents;

          (4) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee shall have the right to adjust upwards Rent, Stipulated Loss Values and Termination Values as provided in
     Section 3.2.1 of the Lease;

          (5) so long as no Event of Default has occurred and is continuing, the Owner Trustee shall have the right, to the exclusion of the Loan Trustee, to adjust Basic Rent, Stipulated Loss Values and Termination Values as provided in
     Section 3.2 of the Lease;

          (6) whether or not a Default or Event of Default under the Trust Indenture has occurred and is continuing, the Owner Trustee may, without the consent of the Loan Trustee,
     (i) solicit and make bids with respect to the Aircraft under
     Section 9 of the Lease in respect of a termination of the Lease by Lessee pursuant to Section 9 thereof,
     (ii) determine Fair Market Sales Value and Fair Market Rental Value under Section 17 of the Lease for all purposes except following an Event of Default pursuant to Section 15 of the Lease, and (iii) make an election pursuant to and in accordance with the provisions of Sections 9.1(b), 9.2 and
     9.3 of the Lease; and

          (7) so long as no Event of Default shall have occurred and be continuing, all other rights of the "Lessor" under the Lease shall be exercised by the Owner Trustee to the exclusion of the Loan Trustee including, without limitation, the right to (i) exercise all rights with respect to Lessee's use and operation, modification or maintenance of the Aircraft and any Engine which the Lease specifically confers on the Lessor, and (ii) consent to and approve any assignment pursuant to Section 13 of the Lease; provided that the foregoing shall not limit (A) any rights separately granted to the Loan Trustee under the Operative Agreements or (B) the right of the Loan Trustee to receive any funds to be delivered to the "Lessor" under the Lease (except with respect to Excluded Payments) and under the Purchase Agreement.

          Notwithstanding anything to the contrary contained herein (including this Section 5.02), the Loan Trustee shall have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) declare the Lease to be in default under
Section 15 thereof (other than with respect to a Lease Event of Default described in the proviso to Section 14.1 thereof) and (B) subject only to the provisions of Sections 4.03, 4.04(a) and 2.14 hereof, exercise the remedies set forth in such Section 15 (other than in connection with Excluded Payments and provided that each of the Owner Trustee, Owner Participant and Loan Trustee shall independently retain the rights set forth in clause (ii) of
Section 15.1.5 of the Lease) at any time that a Lease Event of Default shall have occurred and be continuing.

          The Loan Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Loan Trustee will furnish to each Note Holder (and, during the continuation of a Loan Trustee Event, to the Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Loan Trustee under the Lease or hereunder, including, without limitation, a copy of any Termination Notice (as defined in the Lease) and a copy of each report or notice received pursuant to Sections 9 and 11 and Paragraph E of Annex D of the Lease, respectively, to the extent that the same shall not have been furnished to such holder pursuant hereto or to the Lease.

          (b) If any Lease Event of Default shall have occurred and be continuing and the Owner Trustee shall not have cured fully such Lease Event of Default under and in accordance with
Section 4.03 hereof, on request of a Majority in Interest of Note Holders, the Loan Trustee shall declare the Lease to be in default pursuant to Section 15 thereof and exercise those remedies specified by such Note Holders. The Loan Trustee agrees to provide to the Note Holders, the Owner Trustee, the Owner Participant and Lessee concurrently with such declaration by the Loan Trustee, notice of such declaration by the Loan Trustee.

          SECTION 5.03.  Indemnification

          The Loan Trustee shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first sentence thereof), 5.02 or Article IV hereof unless the Loan Trustee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Loan Trustee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of Section 3.03 hereof) owed to it pursuant to this
Section 5.03. The Loan Trustee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Loan Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Loan Trustee shall be accepted as reasonable assurance of adequate indemnity). The Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to Law.

          SECTION 5.04.  No Duties Except as Specified in Trust
Indenture or Instructions

          The Loan Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Trust Indenture Estate, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Loan Trustee. The Loan Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Trust Indenture Estate or any other transaction pursuant to this Trust Indenture or any document included in the Trust Indenture Estate.

          SECTION 5.05.  No Action Except Under Lease, Trust
Indenture or Instructions

          The Owner Trustee and the Loan Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate except (i) as required by the terms of the Lease or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee and the Loan Trustee pursuant to this Trust Indenture and in accordance with the express terms hereof.

          SECTION 5.06.  Replacement Airframes and Replacement
Engines

          At any time an Airframe or Engine is to be replaced under or pursuant to Section 10 of the Lease by a Replacement Airframe or Replacement Engine, if no Lease Event of Default is continuing, the Owner Trustee shall direct the Loan Trustee to execute and deliver to the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine as appropriate from the Lien of this Trust Indenture and the Loan Trustee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of Section 10 of the Lease.

          SECTION 5.07.  Indenture Supplements for Replacements

          If a Replacement Airframe or Replacement Engine is being substituted as contemplated by Section 10 of the Lease, the Owner Trustee and the Loan Trustee agree for the benefit of the Note Holders and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in Section 10 of the Lease and the requirements of Section 5.06 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease Supplement and a Trust Indenture Supplement, as applicable, as contemplated by Section 10 of the Lease.

          SECTION 5.08.  Effect of Replacement

          In the event of the substitution of an Airframe or of a Replacement Engine pursuant to Section 10 of the Lease, all provisions of this Trust Indenture relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced.

          SECTION 5.09.  Investment of Amounts Held by Loan
Trustee

          Any amounts held by the Loan Trustee as assignee of the Owner Trustee's rights to hold monies for security pursuant to
Section 4.5.1 of the Lease shall be held in accordance with the terms of such Section and the Loan Trustee agrees, for the benefit of Lessee, to perform the duties of the Owner Trustee under such Section. Any amounts held by the Loan Trustee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Loan Trustee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Loan Trustee from time to time in Cash Equivalents as directed by the Owner Trustee so long as the Loan Trustee may acquire the same using its best efforts. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Loan Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Loan Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Loan Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Loan Trustee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.


                           ARTICLE VI

             THE OWNER TRUSTEE AND THE LOAN TRUSTEE

          SECTION 6.01.  Acceptance of Trusts and Duties

          The Loan Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Trust Indenture Estate in accordance with the terms hereof. The Owner Trustee, in its individual capacity, and the Loan Trustee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) in the case of the Loan Trustee, as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 5.04 hereof, and (iii) for liabilities that may result, in the case of the Owner Trustee, from the inaccuracy of any representation or warranty of the Owner Trustee expressly made in its individual capacity in the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement) or in Section 4.01(b) or 6.03 hereof (or in any certificate furnished to the Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements) or, in the case of the Loan Trustee (in its individual capacity), from the inaccuracy of any representation or warranty of the Loan Trustee (in its individual capacity) in the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement) or expressly made hereunder. Neither the Owner Trustee nor the Loan Trustee shall be liable for any action or inaction of the other or of the Owner Participant.

          SECTION 6.02.  Absence of Duties

          In the case of the Loan Trustee, except in accordance with written instructions furnished pursuant to Section 5.01 or
5.02 hereof, and except as provided in, and without limiting the generality of, Sections 5.03 and 5.04 hereof and, in the case of the Owner Trustee, except as provided in Section 4.01(b) hereof, the Owner Trustee and the Loan Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Trust Estate or the Trust Indenture Estate, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. The Owner Participant shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through
(v) above; provided, that nothing contained in this sentence shall limit any obligations of the Owner Participant under the Participation Agreement or relieve the Owner Participant from any restriction under Section 4.03 hereof.

          SECTION 6.03.  No Representations or Warranties as to
Aircraft or Documents

          NEITHER THE LOAN TRUSTEE IN ITS INDIVIDUAL OR TRUST CAPACITY NOR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except the Owner Trustee in its individual capacity warrants that (i) the Owner Trustee has received on the Delivery Date whatever title was conveyed to it by Lessee, and
(ii) the Aircraft is free and clear of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Trustee in its individual capacity. Neither the Owner Trustee, in its individual capacity or as Owner Trustee under the Trust Agreement, nor the Loan Trustee, in its individual or trust capacities, makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Trust Agreement, the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement), the Equipment Notes, the Lease, the Purchase Agreement or the Purchase Agreement Assignment with the Consent and Agreement and the Engine Consent and Agreement attached thereto, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner Trustee made in its individual capacity and the representations and warranties of the Loan Trustee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement (or, upon consummation of the Refinancing Transaction, the Refunding Agreement). The Loan Participants, the Note Holders and the Owner Participant make no representation or warranty hereunder whatsoever.

          SECTION 6.04.  No Segregation of Monies; No Interest

          Any monies paid to or retained by the Loan Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders, Lessee or the Owner Trustee as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 4.5.1 of the Lease and Section 5.09 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Loan Trustee shall not be liable for any interest thereon (except that the Loan Trustee shall invest all monies held as directed by Lessee so long as no Lease Event of Default or Lease Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, however, that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

          SECTION 6.05.  Reliance; Agreements; Advice of Counsel

          Neither the Owner Trustee nor the Loan Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Loan Trustee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Loan Trustee. As to any fact or matter relating to Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee and the Loan Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Loan Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Trust Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Owner Trustee and the Loan Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Indenture Estate, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Owner Trustee and the Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

          SECTION 6.06.  Capacity in Which Acting

          The Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation
Agreement.

          SECTION 6.07.  Compensation

          The Loan Trustee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Trust Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by Lessee, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Trust Indenture Estate toward such payments. The Loan Trustee agrees that it shall have no right against the Loan Participants, the Note Holders, the Owner Trustee or the Owner Participant for any fee as compensation for its services as trustee under this Trust Indenture.

          SECTION 6.08.  Instructions from Note Holders

          In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should Loan Trustee's duties or obligations hereunder be unclear, and Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.08.



                           ARTICLE VII

        INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE

          SECTION 7.01.  Scope of Indemnification

          The Owner Trustee, not in its individual capacity, but solely as Owner Trustee, hereby agrees, whether or not any of the transactions contemplated hereby or the Refinancing Transaction shall be consummated, except as to matters covered by any indemnity furnished as contemplated by Section 5.03 hereof and except as otherwise provided in Section 2.03 hereof, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Loan Trustee (in its individual and trust capacities), and its successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Loan Trustee on or measured by any compensation received by the Loan Trustee for its services under this Trust Indenture), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against the Loan Trustee (whether or not also indemnified against by any other person under any other document) in any way relating to or arising out of this Trust Indenture (or, upon consummation of the Refinancing Transaction, the Refunding Agreement) or any other Operative Agreement to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Loan Trustee hereunder except only in the case of willful misconduct or gross negligence (or negligence in the case of handling funds) of the Loan Trustee in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of the Loan Trustee (in its individual capacity) referred to in Section 6.03 hereof, or as provided in
Section 6.01 hereof or in the last sentence of Section 5.04 hereof, or as otherwise excluded by the terms of Section 10.1 or
10.3 of the Participation Agreement from Lessee's indemnities under such Sections. In addition, if necessary, the Loan Trustee shall be entitled to indemnification from the Trust Indenture Estate for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Loan Trustee shall have a prior Lien on the Trust Indenture Estate. Without limiting the foregoing, the Loan Trustee agrees that, prior to seeking indemnification from the Trust Indenture Estate, it will demand, and diligently pursue in good faith (but with no duty to exhaust all legal remedies therefor), indemnification available to the Loan Trustee from Lessee under the Lease or the Participation Agreement.


                          ARTICLE VIII

                 SUCCESSOR AND SEPARATE TRUSTEES

          SECTION 8.01.  Notice of Successor Owner Trustee

          In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement including upon any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Loan Trustee, Lessee and the Note Holders.

          SECTION 8.02. Resignation of Loan Trustee; Appointment of Successor

          (a) The Loan Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Lessee, the Owner Trustee, the Owner Participant and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of the Lessee, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Lease Event of Default is continuing) remove the Loan Trustee without cause by an instrument in writing delivered to the Owner Trustee, Lessee, the Owner Participant and the Loan Trustee, and the Loan Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In the case of the resignation or removal of the Loan Trustee, a Majority in Interest of Note Holders may appoint a successor Loan Trustee by an instrument signed by such holders, which successor, so long as no Lease Event of Default shall have occurred and be continuing, shall be subject to Lessee's reasonable approval. If a successor Loan Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Loan Trustee, the Owner Trustee, the Owner Participant or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

          (b) Any successor Loan Trustee, however appointed, shall execute and deliver to the Owner Trustee, the predecessor Loan Trustee and the Lessee an instrument accepting such appointment and assuming the obligations of the Loan Trustee under the Participation Agreement arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property then held by such predecessor Loan Trustee hereunder.

          (c) Any successor Loan Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.02, be a successor Loan Trustee and the Loan Trustee under this Trust Indenture without further act.

          SECTION 8.03.  Appointment of Additional and Separate
Trustees

          (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Trust Indenture Estate shall be situated or to make any claim or bring any suit with respect to or in connection with the Trust Indenture Estate, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Loan Trustee shall so advise the Owner Trustee and Lessee), or (iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Trust Indenture Estate, or to act as separate trustee or trustees of all or any part of the Trust Indenture Estate, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.03. If the Owner Trustee shall not have taken any action requested of it under this Section 8.03(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Loan Trustee so to do, or if an Event of Default shall have occurred and be continuing, the Loan Trustee may act under the foregoing provisions of this
Section 8.03(a) without the concurrence of the Owner Trustee; and the Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.03(a) in either of such contingencies. The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 8.03(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.03(a).

          (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Trust Indenture Estate or otherwise payable under any Operative Agreement to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this
Section 8.03 shall be subject to, and shall have the benefit of Articles IV through VIII and Article X hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.03 shall not in any case exceed those of the Loan Trustee hereunder.

          (c) If at any time the Loan Trustee shall deem it no longer necessary or desirable in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Loan Trustee and, upon the written request of the Loan Trustee, the Owner Trustee, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Owner Trustee under this Section 8.03(c) when and to the extent it could so act under Section 8.03(a) hereof.



                           ARTICLE IX

       SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                       AND OTHER DOCUMENTS

          SECTION 9.01.  Instructions of Majority; Limitations

          (a) Except as provided in Section 5.02 hereof, the Owner Trustee agrees it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Engine Consent and Agreement, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement or the Engine Consent and Agreement, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Loan Trustee and a Majority in Interest of Note Holders. Anything to the contrary contained herein notwithstanding, without the necessity of the consent of any of the Note Holders or the Loan Trustee, (i) any Excluded Payments payable to the Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by the Owner Participant and Lessee and (ii) the Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify Section 5 (except to the extent that such amendment would affect the rights or exercise of remedies under Section 15 of the Lease) or Section 17 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect the Note Holders.

          (b) Without limiting the provisions of Section 9.01 hereof, the Loan Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement or the Participation Agreement, or any other agreement included in the Trust Indenture Estate, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner Trustee and Lessee or, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment of or supplement to this Trust Indenture, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.01, or of Article II or III or Section 4.02, 4.04(c), 4.04(d), 5.02 or
5.06 hereof, Sections 13.3, 14 (except to add an Event of Default) or 16 of the Lease, Section 19 of the Participation Agreement, the definitions of "Event of Default," "Default," "Lease Event of Default," "Lease Default," "Majority in Interest of Note Holders," "Make-Whole Amount" or "Note Holder," or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders, the Owner Trustee and Lessee, except as contemplated by Section
2.13 hereof, (iii) reduce, modify or amend any indemnities in favor of the Owner Trustee, the Loan Trustee or the Note Holders (except that the Owner Trustee (in its individual capacity) or the Loan Trustee, as the case may be, may consent to any waiver or reduction of an indemnity payable to it), (iv) consent to any change in the Trust Indenture or the Lease which would permit redemption of Equipment Notes earlier than permitted under
Section 2.10 or 2.11 hereof or the purchase or exchange of the Equipment Notes other than as permitted by Section 2.14 hereof,
(v) except as contemplated by the Lease or the Participation Agreement, reduce the amount or extend the time of payment of Basic Rent, Stipulated Loss Value, or Termination Value for the Aircraft in each case as set forth in the Lease, or modify, amend or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value or Termination Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Sections 3 and 16 of the Lease or (vi) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Trust Indenture Estate, except as provided in connection with the exercise of remedies under Article IV hereof.

          (c) At any time after the date of the consummation of the Refinancing Transaction, the Owner Trustee and the Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner Trustee for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner Trustee, the Owner Participant or the Lessee; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by Law.

          SECTION 9.02.  Trustees Protected

          If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture or the Lease, such institution may in its discretion decline to execute such document.

          SECTION 9.03.  Documents Mailed to Note Holders

          Promptly after the execution by the Owner Trustee or the Loan Trustee of any document entered into pursuant to Section
9.01 hereof, the Loan Trustee shall mail, by first class mail, postage prepaid, a copy thereof to Lessee and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Loan Trustee to mail such copies shall not impair or affect the validity of such document.

          SECTION 9.04.  No Request Necessary for Lease
Supplement or Trust Indenture Supplement

          No written request or consent of the Loan Trustee, the Note Holders or the Owner Participant pursuant to Section 9.01 hereof shall be required to enable the Owner Trustee to enter into any Lease Supplement specifically required by the terms of the Lease or to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.


                            ARTICLE X

                          MISCELLANEOUS

          SECTION 10.01.  Termination of Trust Indenture

          Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Loan Participants, the Note Holders and the Loan Trustee hereunder or under the Participation Agreement, the Owner Trustee shall direct the Loan Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Trust Indenture and releasing the Lease, the Purchase Agreement, the Purchase Agreement Assignment with the Consent and Agreement and the Engine Consent and Agreement attached thereto from the assignment and pledge thereof hereunder and the Loan Trustee shall execute and deliver such instrument as aforesaid and give written notice thereof to Lessee; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Trust Indenture Estate and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

          SECTION 10.02.  No Legal Title to Trust Indenture
Estate in Note Holders

          No holder of an Equipment Note shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Trust Indenture Estate.

          SECTION 10.03.  Sale of Aircraft by Loan Trustee Is
Binding

          Any sale or other conveyance of the Trust Indenture Estate, or any part thereof (including any part thereof or interest therein), by the Loan Trustee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Owner Trustee, the Owner Participant and such holders in and to such Trust Indenture Estate or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Loan Trustee.

          SECTION 10.04.  Trust Indenture for Benefit of Owner
Trustee, Loan Trustee, Owner Participant and Note Holders

          Except as provided in Section 8.7.8 of the Participation Agreement, nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner Trustee, the Loan Trustee, the Owner Participant and the Note Holders, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

          SECTION 10.05.  Notices

          Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and
(i) if to the Owner Trustee, addressed to it at 79 South Main Street, Salt Lake City, Utah 84111 with a copy to the Owner Participant addressed as provided in clause (iii) below, (ii) if to Loan Trustee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, facsimile number (302) 651-8882, (iii) if to any Participant, Lessee or any Note Holder, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Loan Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner Trustee, any Participant or the Loan Trustee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

          SECTION 10.06.  Severability

          Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.07.  No Oral Modification or Continuing
Waivers

          No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner Trustee and the Loan Trustee, in compliance with Section 9.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

          SECTION 10.08.  Successors and Assigns

          All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. This Trust Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Trust Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Participation Agreement applicable to a Loan Participant or a Note Holder.

          SECTION 10.09.  Headings

          The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 10.10.  Normal Commercial Relations

          Anything contained in this Trust Indenture to the contrary notwithstanding, Owner Trustee, Loan Trustee, any Participant or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

          SECTION 10.11.  Governing Law; Counterpart Form

          THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.12.  Voting By Note Holders

          All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

          SECTION 10.13.  Bankruptcy

          It is the intention of the parties that the Owner Trustee, as lessor under the Lease (and the Loan Trustee as assignee of the Owner Trustee hereunder), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

                             * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.


                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION, not in its
                              individual capacity, except as
                              expressly provided herein, but
                              solely as Owner Trustee, as Owner
                              Trustee


                              By  /s/ Greg A. Hawley
                                ----------------------------------
                                 Name:  Greg A. Hawley
                                 Title:  Assistant Vice President

                              WILMINGTON TRUST COMPANY, not in
                              its individual capacity, except as
                              expressly provided herein, but
                              solely as Loan Trustee


                              By  /s/ Thomas P. Laskaris
                                ----------------------------------
                                 Name:  Thomas P. Laskaris
                                 Title:  Vice President

                                                        EXHIBIT A
                                                            TO
                                     TRUST INDENTURE AND MORTGAGE



        TRUST INDENTURE AND MORTGAGE 104 SUPPLEMENT NO. 1


          This TRUST INDENTURE AND MORTGAGE 104 SUPPLEMENT NO. 1, dated __________ __, ____ (herein called this "Trust Indenture Supplement") of FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee") under that certain Trust Agreement 104 dated as of July 15, 1994 (the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein.

                      W I T N E S S E T H:

          WHEREAS, the Amended and Restated Trust Indenture and Mortgage 104, dated as of December __, 1995 (as amended and supplemented to the date hereof, the "Trust Indenture") between the Owner Trustee and Wilmington Trust Company, as Loan Trustee (the "Loan Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Loan Trustee; and

          WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

          NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner Trustee hereby confirms that the Lien of the Trust Indenture on the Trust Indenture Estate covers all of Owner Trustee's right, title and interest in and to the following described property:

                            AIRFRAME

          One airframe identified as  follows:

                            FAA
                            Registration    Manufacturer's
Manufacturer     Model      Number          Serial Number
- ------------     -----      ------------    --------------
The Boeing       757-224    N17104          27294
Company

together with all of the Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                        AIRCRAFT ENGINES

          Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:


Manufacturer         Manufacturer's Model    Serial Number
- ---------------      --------------------    -------------
Rolls-Royce plc      RB211-535E4-B-37        31268
Rolls-Royce plc      RB211-535E4-B-37        31269

together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

          Together with all of Owner Trustee's right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

          As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Loan Trustee, its successors and assigns, for the security and benefit of the Loan Participants and of the Note Holders, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under the Lease Supplement of even date herewith covering the property described above.

          Notwithstanding any provision hereof, no Excluded
Payment shall constitute security for any of the aforementioned obligations.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, except as provided in Section 2.15 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

          This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

                             * * *

          IN WITNESS WHEREOF, the Owner Trustee has caused this
Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                              FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION, not in its
                              individual capacity, but solely as
                              Owner Trustee, Owner Trustee



                              By_________________________________
                                 Name:
                                 Title:

                           SCHEDULE I

                   Original Amount        Interest Rate
                   ---------------        -------------
Series A . . .
Series B . . .
Series C . . .
Series D . . .


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                   Equipment Note Amortization


                            SERIES A



                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                            SERIES B


                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                            SERIES C


                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]

                            SERIES D

                                    Percentage of Original
            Payment Date              Amount to be Paid
            ------------            ----------------------


           [Intentionally omitted from the version of
              this document filed with the FAA as
         containing confidential financial information.]